Exhibit 5.1



BOSE
MCKINNEY
& EVANS LLP

ATTORNEYS AT LAW



                                December 21,2006

April 19, 2006

Noble Roman's, Inc.
One Virginia Avenue, Suite 800
Indianapolis, Indiana 4204

Dear Sirs:

We are acting as special counsel to Noble Roman's, Inc., an Indiana corporation (the "Company"), in connection with the registration by the Company of 204,275 shares of the Company's Common Stock, no par value (the "Common Stock") that may be sold from time to time by shareholders identified in the Registration Statement (the "Shareholders"). The resale of the Common Stock is the subject of a Registration Statement, as amended (the "Registration Statement") filed by the Company on Form S-1 under the Securities Act of 1933, as mended.

We have examined photostatic copies of the Company's Articles of Incorporation, as amended, and Amended and Restated Bylaws and such other documents and instruments as we have deemed necessary to enable us to render the opinion set forth below. We have assumed the conformity to the originals of all documents submitted to us as photostatic copies, the authenticity of the originals of such documents, and the genuineness of all signatures appearing thereon. We have assumed that the Company's representation with respect to the receipt of payment for the Common Stock from the Shareholders who exercised their Warrants are true and accurate.

Based upon and subject to the foregoing, it is our opinion that the Common Stock has been duly authorized by all necessary corporate action of the Company, and such shares of Common Stock are legally issued, fully paid, and nonassessable.

We do not hold ourselves out as being conversant with the laws of any jurisdiction other than those of the United States and the State of Indiana and, therefore, this opinion is limited to the laws of those jurisdictions.

We consent to the filing of this opinion as an exhibit to the Registration Statement on Form S-1 filed under the Securities Act of 1933 relating to the resale of the Common Stock. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

Very truly yours,

/s/ BOSE MCKINNEY & EVANS LLP

BOSE MCKINNEY & EVANS LLP


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